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                                  EXHIBIT 11

                                 PAWNMART, INC.
                 COMPUTATION OF PRO FORMA LOSS PER COMMON SHARE


                                                                            Years Ended                  Six Months Ended
                                                                      --------------------------------------------------------
                                                                      January 28,    January 26,      July 28,       July 27,
                                                                         1996           1997            1996           1997
                                                                      -----------    -----------    -----------    -----------

Common shares outstanding at the beginning of the period (1)            2,433,421      2,667,405      2,667,405      2,797,703

Common equivalent shares attributed to stock options, warrants, and
       convertible securities (2)                                       3,582,168      4,718,174      4,651,277      4,945,277

Weighted average number of shares issued during the period                126,069         99,905         69,678             --

                                                                      -----------    -----------    -----------    -----------
Weighted average number of common and common equivalent
      shares outstanding at end of period (2)                           6,141,658      7,485,484      7,388,360      7,742,980
                                                                      ===========     ==========    ===========     ===========



Net Loss As Reported                                                  $(2,827,627)   $(3,056,315)   $(1,548,058)   $(1,499,110)

Pro Forma Adjustments (3) -
      Interest Expense and Amortization of Debt Issuance Costs            265,474        956,306        424,551        692,424
                                                                      -----------    -----------    -----------    -----------
Pro Forma Net Loss                                                    $(2,562,153)   $(2,100,009)   $(1,123,507)   $  (806,686)
                                                                      ===========     ==========    ===========     ===========


                                                                      -----------    -----------    -----------    -----------
 Pro Forma Net Loss Per Share (2)(3)                                  $     (0.42)    $    (0.28)   $     (0.15)    $     (0.10)
                                                                      ===========     ==========    ===========     ===========


(1) Gives effect to a 1-for-2 reverse stock split of the Company's outstanding shares of Common Stock.

(2) Pro forma loss per common share is based on the weighted average number of common and common equivalent shares outstanding, adjusted for (i) the reverse stock split approved on October 16, 1997, (ii) the effect of the Company's planned conversion of all convertible debentures and all classes of convertible preferred stock and related warrants in connection with the contemplated initial public offering, and (iii) all stock options issued.

     Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common stock, options, warrants and convertible securities issued during a twelve-month period prior to the initial filing of a registration statement applicable to the contemplated initial public offering, with exercise prices below the assumed initial public offering price, have been included in the calculation of common share equivalents, using the treasury stock method, as if they were outstanding for all periods presented.

(3) Pro forma net loss attributable to common stockholders used to calculate the pro forma loss per share excludes $265,474, $956,306, $424,551 and $692,424 of interest and amortization of debt issuance costs for the fiscal years ended January 28, 1996 and January 26, 1997 and for the six months ended July 28, 1996 and July 27, 1997, respectively. The pro forma adjustments result from the retroactive effect of the Debenture Conversion.